SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 25, 2003


                       China Cable and Communication, Inc.
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             (Exact name of registrant as specified in its charter)



          Delaware                     2-98997-NY                 11-2717273
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



              Suite 805, One Pacific Place, 88 Queensway, Hong Kong
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (852) 2891-3130
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Item 5.  Other Events And Regulation FD Disclosure.
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     On September 25, 2003, the Company completed the sale of 2,758,621 shares of the Company's restricted 8% Convertible Preferred Stock, par value $.0001 per share (the "Preferred Stock"), to Gryphon Master Fund, L.P., a Bermuda limited partnership (the "Purchaser"), for $1.45 per share or an aggregate purchase price of $4,000,000. The purchase price is equal to 90% of the moving average closing price of the Company's common stock for the 60 trading days immediately prior to the entering into of the agreement. In connection with this transaction, the Company also issued to the Purchaser warrants to purchase up to 827,586 shares of the Company's restricted common stock for $2.18 per share until September 24, 2008 (the "Warrants"). The sale of the Preferred Stock and the Warrants to the Purchaser was made in a private placement transaction in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933. The Company intends to use the proceeds from this transaction for working capital purposes and for possible future acquisitions, of which there is no assurance.

     The Preferred Stock accrues dividends at the rate of 8% of the purchase price per share per annum, payable when, as and if declared by the Board of Directors on September 30 and March 31 of each year commencing with March 31, 2004. The Preferred Stock is senior to the common stock with respect to the payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Company. Upon liquidation, the Preferred Stock is entitled to receive a liquidation preference equal to the purchase price plus the amount of accrued and unpaid dividends. The Company may redeem the Preferred Stock at any time after September 25, 2004 if the market price of the common stock for a period of any 20 out of 30 trading days equals or exceeds 200% of the conversion price then in effect. The conversion price currently in effect is equal to the purchase price of $1.45 per share. Until redeemed, the Preferred Stock can be converted into common stock at a rate per share equal to the purchase price, subject to adjustment.

     The Warrants may be exercised until September 24, 2008 at an exercise price of $2.18 per share. If the Company fails to have a registration statement in effect covering the resale of the shares underlying the Preferred Stock and issuable upon exercise of the Warrants, then beginning after September 25, 2004, the Purchaser may exercise the Warrants on a "cashless" basis utilizing the equity value of a portion of the Warrants to pay the Purchase Price for the exercise of other portions of the Warrants.

     In connection with the sale of the Preferred Stock and Warrants, the Company and the Purchaser entered into a Registration Rights Agreement. Pursuant to this agreement, the Company agreed to file and to use its best efforts to become effective a registration statement covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. If the registration statement is not filed within 30 days after September 25, 2003 and is not declared effective by the Securities and Exchange Commission within 120 days after September 25, 2003, the Company agrees to pay the Purchaser liquidated damages equal to 2% of the purchase price of the Preferred Stock for each 30-day period after that date until the registration statement is declared effective. The Company will pay all expenses incurred in connection with the registration statement.



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Item 7.  Financial Statements and Exhibits.
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                                  Exhibit Index
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Exhibit
Number         Description
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4.1            Certificate of Designations of 8% Convertible Preferred Stock

10.1 Securities Purchase Agreement dated September 24, 2003 between the Registrant and Gryphon Master Fund, L.P.

10.2 Warrant For Purchase Of Common Stock dated September 24, 2003 to Gryphon Master Fund, L.P.

10.3 Registration Rights Agreement dated September 24, 2003 between the Registrant and Gryphon Master Fund, L.P.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   26 September 2003                 CHINA CABLE AND COMMUNICATION, INC.
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                                          By: /s/ Raymond Kwan
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                                                  Raymond Ying-Wai Kwan
                                                  Chief Executive Officer



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